CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258796 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 333-182419 on Form S-8 of our reports dated February 25, 2022, relating to the consolidated financial statements and consolidated financial statement schedule of Alexander & Baldwin, Inc. and the effectiveness of Alexander & Baldwin, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Alexander & Baldwin, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Honolulu, Hawai‘i
February 25, 2022